UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2013

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 13, 2013, Epiq Systems, Inc. (“Epiq”) held its 2013 Annual Meeting of Shareholders.  The shareholders considered and voted on three proposals submitted for shareholder vote, each of which is described in detail in Epiq’s 2013 Proxy Statement.  There were 36,260,693 shares of Common Stock entitled to vote at the meeting, and a total of 34,576,170 shares, or 95.4% of the outstanding shares of the Common Stock, were represented at the meeting.  The following is a brief description of the matters voted on at the Annual Meeting of Shareholders and the final results of such voting:

Proposal 1. Election of Directors

The nominees for election to the board of directors were elected, each for a one-year term until the 2014 annual meeting of shareholders based upon the following votes:

	For	Withheld	Abstain	Broker Non-Votes

Tom W. Olofson	29,678,596	3,271,159	—	1,626,415
Christopher E. Olofson	29,808,550	3,141,205	—	1,626,415
W. Bryan Satterlee	22,276,875	10,672,880	—	1,626,415
Edward M. Connolly, Jr.	20,271,870	12,677,885	—	1,626,415
James A. Byrnes	24,728,644	8,221,111	—	1,626,415
Joel Pelofsky	24,724,661	8,225,094	—	1,626,415
Charles C. Connely, IV	24,724,493	8,225,262	—	1,626,415

Proposal 2.  Ratification of Independent Registered Public Accounting Firm

The board of directors’ proposal to ratify the appointment of Deloitte & Touche LLP as Epiq’s independent registered public accounting firm for the year ending December 31, 2013 was approved based upon the following votes:

Votes for	34,456,321
Votes against	109,230
Abstentions	10,619

Proposal 3.  Advisory (Non-Binding) Vote Approving the Compensation of our Named Executive Officers

The board of directors’ proposal for shareholders to approve, on an advisory (non-binding) basis, the compensation of Epiq’s named executive officers was approved based upon the following votes:

Votes for	21,651,579
Votes against	11,270,514
Abstentions	27,662
Broker non-votes	1,626,415

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: June 18, 2013

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director